Exhibit h.11

                                 Amendment No. 5
                  to the Transfer Agency and Services Agreement





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                                 AMENDMENT No. 5
                  TO THE TRANSFER AGENCY AND SERVICES AGREEMENT

         THIS AMENDMENT, dated as of October 7, 1999, is made to the Transfer Agency and Services Agreement dated July 3, 1998 (the "Transfer Agent Agreement") between AETNA SERIES FUND, INC. (the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

                                   WITNESSETH

         WHEREAS, the Fund has established a new series, Aetna Principal Protection Fund II ("Series"); and

         WHEREAS, the Fund and Investor Services Group desire to amend the Agreement and Amendment No. 2 to include the Series;

         NOW THEREFORE, it is agreed that Exhibit 1 to the Transfer Agent Agreement and Amendment No. 2 to the Transfer Agent Agreement shall be amended to include the Series.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

AETNA SERIES FUND, INC.

By: /s/ Wayne Baltzer
    ----------------------------------
Title: Vice President
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FIRST DATA INVESTOR SERVICES
GROUP, INC.

By: /s/ Jylanne M. Dunne
    ----------------------------------
Title: Senior Vice President
       -------------------------------